Exhibit (a)(1)(F)

Forms of Reminder E-mails - Dates may change if expiration date of Offer is extended
May 20, 2016 - One Week After Offer Commences
This is a reminder that Rocket Fuel’s voluntary offer (the “Offer”) to exchange certain outstanding underwater options for a lesser number of new options with a new exercise price, subject to a new vesting schedule, is scheduled to expire at 9:00 p.m., Pacific Time, on June 10, 2016, unless extended. If you wish to exchange some or all of your eligible option grants for a lesser number of new options with a new exercise price, you must complete and submit your election prior to the expiration of the Offer. If you have already submitted your election, you have until the Offer expires to withdraw your elected eligible option grants or change your election.
You may notify us of your election (or change in or withdrawal of your election) in one of the following two ways:

•
By submitting an election or withdrawal, as applicable, online at the Offer website at https://rocketfuel.equitybenefits.com/ (our preferred method). Your online election must be submitted before the Offer expires.

•	By completing an election form or withdrawal form, as applicable, and returning it via U.S. mail (or other post) or Federal Express (or similar delivery service) before the Offer expires, to:

Ken Scully, Senior Director, Stock Administration
Rocket Fuel Inc.
1900 Seaport Boulevard
Redwood City, CA 94063
(650) 517-8837

To request a copy of the election form or withdrawal form, please contact Ken Scully, Senior Director, Stock Administration, at exchange@rocketfuelinc.com or (650) 517-8837.
Only elections and withdrawals that are complete and actually received by SOS (the third party we have engaged to assist with the implementation of the Offer) through the Offer website and/or Rocket Fuel via U.S. mail (or other post) and Federal Express (or similar delivery service) by the deadline will be deemed valid elections or withdrawals, as applicable. Elections and withdrawals submitted by any other means, including hand delivery, interoffice mail, facsimile, text message or e‑mail are not permitted. If you have questions, please direct them to Ken Scully, Senior Director, Stock Administration, at exchange@rocketfuelinc.com or (650) 517-8837.
This notice does not constitute the terms of the Offer. The full terms of the Offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options; (2) the e-mail from JoAnn Covington, our General Counsel, dated May 13, 2016 and the e-mail from stock@rocketfuelinc.com, dated May 13, 2016; (3) the election form, together with its associated instructions; and (4) the withdrawal form, together with its associated instructions. You also may access these documents through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov/cgi-bin/browse-edgar?company=rocket+fuel&owner=exclude&action=getcompany and on the Offer website at https://rocketfuel.equitybenefits.com/.
Neither we nor our board of directors makes any recommendation as to whether you should participate in the Offer, nor have we authorized any person to make any such recommendation. Participation in the Offer is completely voluntary. Participating in the Offer involves risks that are discussed in the Offer to Exchange. We recommend that you consult with your personal financial, legal and/or tax advisors to weigh the benefits and risks involved in participating in the Offer. You must make your own decision about whether to participate in the Offer.

June 6, 2016 - Final Week
This is a reminder that we are entering the final week of Rocket Fuel’s voluntary offer (the “Offer”) to exchange certain outstanding underwater options for a lesser number of new options with a new exercise price, subject to a new vesting schedule. The Offer is scheduled to expire at 9:00 p.m., Pacific Time, on June 10, 2016, unless extended. If you wish to exchange some or all of your eligible option grants for a lesser number of new options with a new exercise price, you must complete and submit your election prior to the expiration of the Offer. If you have already submitted your election, you have until the Offer expires to withdraw your elected eligible option grants or change your election.
You may notify us of your election (or change in or withdrawal of your election) in one of the following two ways:

•
By submitting an election or withdrawal, as applicable, online at the Offer website at https://rocketfuel.equitybenefits.com/ (our preferred method). Your online election must be submitted before the Offer expires.

•	By completing an election form or withdrawal form, as applicable, and returning it via U.S. mail (or other post) or Federal Express (or similar delivery service) before the Offer expires, to:

Ken Scully, Senior Director, Stock Administration
Rocket Fuel Inc.
1900 Seaport Boulevard
Redwood City, CA 94063
(650) 517-8837

To request a copy of the election form or withdrawal form, please contact Ken Scully, Senior Director, Stock Administration, at exchange@rocketfuelinc.com or (650) 517-8837.
Only elections and withdrawals that are complete and actually received by SOS (the third party we have engaged to assist with the implementation of the Offer) through the Offer website and/or Rocket Fuel via U.S. mail (or other post) and Federal Express (or similar delivery service) by the deadline will be deemed valid elections or withdrawals, as applicable. Elections and withdrawals submitted by any other means, including hand delivery, interoffice mail, facsimile, text message or e‑mail are not permitted. If you have questions, please direct them to Ken Scully, Senior Director, Stock Administration, at exchange@rocketfuelinc.com or (650) 517-8837.
This notice does not constitute the terms of the Offer. The full terms of the Offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options; (2) the e-mail from JoAnn Covington, our General Counsel, dated May 13, 2016 and the e-mail from stock@rocketfuelinc.com, dated May 13, 2016; (3) the election form, together with its associated instructions; and (4) the withdrawal form, together with its associated instructions. You also may access these documents through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov/cgi-bin/browse-edgar?company=rocket+fuel&owner=exclude&action=getcompany and on the Offer website at https://rocketfuel.equitybenefits.com/.
Neither we nor our board of directors makes any recommendation as to whether you should participate in the Offer, nor have we authorized any person to make any such recommendation. Participation in the Offer is completely voluntary. Participating in the Offer involves risks that are discussed in the Offer to Exchange. We recommend that you consult with your personal financial, legal and/or tax advisors to weigh the benefits and risks involved in participating in the Offer. You must make your own decision about whether to participate in the Offer.

June 10, 2016 - Last Day (Offer Expiration Date)
Today is the last day to elect to exchange your eligible option grants as part of Rocket Fuel’s voluntary offer (the “Offer”) to exchange certain outstanding underwater options for a lesser number of new options with a new exercise price, subject to a new vesting schedule. The Offer is scheduled to expire today at 9:00 p.m., Pacific Time, unless extended. If you wish to exchange some or all of your eligible option grants for a lesser number of new options with a new exercise price, you must complete and submit your election prior to the expiration of the Offer. If you have already submitted your election, you have until the Offer expires to withdraw your elected option grants or change your election.
You may notify us of your election (or change in or withdrawal of your election) in one of the following two ways:

•	By submitting an election or withdrawal online at the Offer website at https://rocketfuel.equitybenefits.com/ (our preferred method). Your online election must be submitted before the Offer expires.

•	By completing an election form or withdrawal form, as applicable and returning it via U.S. mail (or other post) or Federal Express (or similar delivery service) before the Offer expires, to:

Ken Scully, Senior Director, Stock Administration
Rocket Fuel Inc.
1900 Seaport Boulevard
Redwood City, CA 94063
(650) 517-8837
To request a copy of the election form or withdrawal form, please contact Ken Scully, Senior Director, Stock Administration, at exchange@rocketfuelinc.com or (650) 517-8837.
Only elections and withdrawals that are complete and actually received by SOS (the third party we have engaged to assist with the implementation of the Offer) through the Offer website and/or Rocket Fuel via U.S. mail (or other post) and Federal Express (or similar delivery service) by the deadline will be deemed valid elections or withdrawals, as applicable. Elections and withdrawals submitted by any other means, including hand delivery, interoffice mail, facsimile, text message or e‑mail are not permitted. If you have questions, please direct them to Ken Scully, Senior Director, Stock Administration, at exchange@rocketfuelinc.com or (650) 517-8837.
This reminder e-mail does not constitute the terms of the Offer. The full terms and conditions of the Offer are described in the following materials previously provided to you: (1) the Offer to Exchange Certain Outstanding Options for New Options; (2) the e-mail from JoAnn Covington, our General Counsel, dated May 13, 2016 and the e-mail from stock@rocketfuelinc.com, dated May 13, 2016; (3) the election form, together with its associated instructions; and (4) the withdrawal form, together with its associated instructions. You also may access these documents through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov/cgi-bin/browse-edgar?company=rocket+fuel&owner=exclude&action=getcompany and on the Offer website at https://rocketfuel.equitybenefits.com/.
Neither we nor our board of directors makes any recommendation as to whether you should participate in the Offer, nor have we authorized any person to make any such recommendation. Participation in the Offer is completely voluntary. Participating in the Offer involves risks that are discussed in the Offer to Exchange. We recommend that you consult with your personal financial, legal and/or tax advisors to weigh the benefits and risks involved in participating in the Offer. You must make your own decision about whether to participate in the Offer.